UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 447-3870

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2007, the Compensation Committee of the Board of Directors (the “Committee”) of Entravision Communications Corporation (the “Company”) approved awards of restricted stock units to employees of the Company, including executive officers, effective as of February 28, 2007. The restricted stock units were awarded under the Company’s 2004 Equity Incentive Plan, and each unit will entitle the recipient to receive one share of the Company’s Class A common stock for each restricted stock unit when the applicable vesting requirements are satisfied. The restricted stock units vest as follows: (i) one-half on January 1, 2011, provided the recipient is employed by the Company on such date; and (ii) one-half upon the Company’s achievement of certain total earnings before taxes, interest, depreciation and amortization, as adjusted (pro forma as defined by the Committee) (“EBITDA”) goals for fiscal year 2007, provided the recipient is employed by the Company on January 1, 2009. A copy of the form Restricted Stock Unit Award that will be used to evidence the awards made to the executive officers is filed as Exhibit 10.1 to this Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, the Company entered into a three-year employment agreement with Christopher T. Young, pursuant to which he will continue to serve as the president of the Company’s outdoor division.

The agreement with Mr. Young, effective as of February 1, 2007, provides for an initial base salary of $263,000 per year in the first year, which may be increased in the discretion of the Committee in future years of the agreement. In addition, Mr. Young is eligible to receive a quarterly bonus of $17,500 upon the achievement of 101% of the Company’s budgeted EBITDA goals for the outdoor division, following deduction of Bad Debt (as defined in the agreement), for such quarter, and an annual bonus of $25,000 upon the achievement of 103% of the Company’s budgeted EBITDA goals for the outdoor division, following deduction of Bad Debt, for such fiscal year. He is also eligible for equity incentive grants under the Company’s equity incentive plans.

If Mr. Young’s employment is terminated by the Company without cause or by Mr. Young for good reason (including a change of control of the Company), he will be entitled to receive all accrued salary and benefits through the date of termination, any discretionary bonus that is approved by the Committee and a severance payment equal to one year of his then-current base salary. If Mr. Young’s employment is terminated by the Company for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1	Form Restricted Stock Unit Award

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date:	March 2, 2007	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form Restricted Stock Unit Award